UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 23, 2014

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

Securities Purchase Agreement

On December 23, 2014, Interleukin Genetics, Inc. (the “Company” or “Interleukin”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Purchasers”), pursuant to which Interleukin sold securities to the Purchasers in a private placement transaction (the “Offering”). Under the terms of the Offering, Interleukin sold an aggregate of 50,099,700 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), at a price of $0.1003 per share for gross proceeds of $5.0 million. The Purchasers also received warrants to purchase up to an aggregate of 50,099,700 shares of Common Stock at an exercise price of $0.1003 per share (the “Warrants”). The Warrants are exercisable immediately and, and have a term of seven (7) years from the date of grant.

Pursuant to the terms of the Purchase Agreement, the number of persons which constitutes the entire Board will remain at seven (7), and shall continue to be composed of:

(i)	two (2) Class I directors with terms ending at the 2016 annual meeting of stockholders, consisting of one independent director (currently William C. Mills III) and one director designated by Pyxis Innovations Inc. (“Pyxis”) (currently Joseph M. Landstra);

(ii)	two (2) Class II directors with terms ending at the 2017 annual meeting of stockholders, consisting of the Company’s Chief Executive Officer (currently Kenneth Kornman) and one director designated by Bay City Capital Fund V, L.P. (“Bay City”) (currently Dayton Misfeldt); and

(iii)	three (3) Class III directors with terms ending at the 2015 annual meeting of stockholders, consisting of one director designated by Pyxis (currently Roger C. Colman), one independent director (currently James Weaver), and one director designated by Bay City (currently Lionel Carnot).

The Purchase Agreement also provides that a board member designated by Pyxis shall serve on the Audit Committee and a board member designated by Bay City shall serve on each of the Audit Committee, the Compensation Committee and the Nominating Committee. Currently, Joseph Landstra serves as the Pyxis designee on the Audit Committee, Lionel Carnot serves as the Bay City designee on the Audit and Nominating Committees and Dayton Misfeldt serves as the Bay City designee on the Compensation Committee.

In addition, pursuant to the Purchase Agreement, Growth Equity Opportunities Fund III, LLC’s (“GEOF”) has been granted Board observer rights.

In the Offering, (i) Bay City affiliated funds purchased an aggregate of 26,491,952 Shares for an aggregate purchase price of $2,657,143 and were issued Warrants to purchase an aggregate of 26,491,952 shares of Common Stock and (ii) GEOF purchased an aggregate of 19,868,965 Shares for an aggregate purchase price of $1,992,857 and were issued Warrants to purchase an aggregate of 19,868,965 shares of Common Stock.

For its services as exclusive placement agent BTIG, LLC (“BTIG”) received cash compensation in the amount of approximately $155,250 and a warrant to purchase 89,731 shares of Common Stock, which has terms identical to those issued to the Purchasers in the Offering (the “BTIG Warrant”).

Registration Rights Agreement

On December 23, 2014, the Company also entered into a Registration Rights Agreement with the Purchasers and BTIG (the “RRA”), pursuant to which the Company is required to file a registration statement on Form S-1 within 45 days to cover the resale of (i) the Shares sold to the Purchasers in the Offering and the shares of Common Stock underlying the Warrants, and (ii) the shares of Common Stock underlying the BTIG Warrants.

The failure on the part of the Company to satisfy certain deadlines described in the RRA may subject the Company to payment of certain monetary penalties.

Venture Loan and Security Agreement

On December 23, 2014, the Company also entered into a venture loan and security agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation (the “Lender”) under which the Company has borrowed $5.0 million (the “Loan” or “Debt Transaction”). The Loan will bear interest at a floating rate equal to the One Month LIBOR Rate (with a floor of 0.50%) plus 8.50%. In the event that the One Month LIBOR Rate, as reported in the Wall Street Journal, exceeds 0.50%, the Interest Rate shall be adjusted by an amount equal to the difference between such rates at the end of that particular month.

The Company has agreed to repay the Loan in forty-five (45) monthly payments consisting of fifteen (15) monthly payments of interest only followed by thirty (30) equal monthly payments of principal and interest. In addition, at the end of the repayment term (or at early termination of the Loan) a final payment equal to 4.5% of the Loan will be due and payable. The Company may prepay the Loan by paying all accrued interest through the date of prepayment, the then outstanding principal balance and a prepayment premium equal to a declining percentage of the principal amount outstanding at the time of prepayment. That percentage will be 4% during the first fifteen months following the issuance of the Loan, 2% during the following twelve months, and 1% thereafter.

The Company’s obligations under the Loan Agreement are secured by a first priority security interest in substantially all of its assets other than its intellectual property. The Company also has agreed not to pledge or otherwise encumber its intellectual property assets, subject to certain exceptions.

The Loan Agreement includes customary affirmative and restrictive covenants, but does not include any covenants to attain or maintain certain financial metrics, and also includes customary events of default, including payment defaults, breaches of covenants, change of control and a material adverse change default. Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and the Lender may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

In connection with the Loan Agreement, the Company issued to the Lender and its affiliates warrants to purchase a total of 2,492,523 shares of Common Stock at an exercise price of $0.1003 per share (the “Lender Warrants”). The Lender Warrants have a term of ten (10) years.

Copies of the Purchase Agreement, the form of Warrant, the RRA, the Lender Warrant and the Loan Agreement are filed herewith as Exhibits 10.1, 4.1, 10.2, 4.2 and 10.3, respectively, to this Report and are incorporated herein by reference. The foregoing description of the Offering and the Debt Transaction and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits. The Purchase Agreement and the Loan Agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in such documents were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under “Venture Loan and Security Agreement” that relates to the creation of a direct financial obligation of the Company is hereby incorporated by reference into this Item 2.03.

Item 3.02.        Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Shares and Warrants were sold, the BTIG Warrants were issued, and the Lender Warrants were issued in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.

Item 8.01.       Other Events.

On December 23, 2014, the Company issued a press release announcing the Offering and the Debt Transaction. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant issued to the Purchasers and to BTIG, LLC.

4.2	Warrant issued to Horizon Technology Finance Corporation and its affiliates.

10.1	Securities Purchase Agreement, dated December 23, 2014, by and among Interleukin and the Purchasers.

10.2	Registration Rights Agreement, dated December 23, 2014, by and among Interleukin, the Purchasers and BTIG, LLC.

10.3	Venture Loan and Security Agreement, dated December 23, 2014, by and between Interleukin and Horizon Technology Finance Corporation.

99.1	Press Release dated December 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: December 23, 2014	/s/ Kenneth S. Kornman
Kenneth S. Kornman
President and Chief Executive Officer